Exhibit 99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Statement of Additional Information in the Amendment to the Registration Statement on Form N-1A of the Baillie Gifford Funds, of our report dated February 28, 2013 on the financial statements and financial highlights of Baillie Gifford International Equity Fund, Baillie Gifford International Choice Fund, Baillie Gifford EAFE Fund, Baillie Gifford EAFE Choice Fund, Baillie Gifford Emerging Markets Fund and Baillie Gifford Global Alpha Equity Fund, each a series of shares of beneficial interest of Baillie Gifford Funds, included in the December 31, 2012 Annual Report to the Shareholders.

We further consent to the references to our firm under the headings “Independent Registered Public Accounting Firm” in the Private Placement Memorandum and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ BBD, LLP

BBD, LLP

Philadelphia, Pennsylvania

April 29, 2013